Ryerson Quarterly Release Presentation Q2 2025 Exhibit 99.2

Important Information About Ryerson Holding Corporation These materials do not constitute an offer or solicitation to purchase or sell securities of Ryerson Holding Corporation (“Ryerson” or “the Company”) or its subsidiaries and no investment decision should be made based upon the information provided herein. Ryerson strongly urges you to review its filings with the Securities and Exchange Commission, which can be found at https://ir.ryerson.com/financials/sec-filings/default.aspx. This site also provides additional information about Ryerson. Safe Harbor Provision Certain statements made in this release and other written or oral statements made by or on behalf of the Company constitute “forward-looking statements” within the meaning of the federal securities laws, including statements regarding our future performance, as well as management's expectations, beliefs, intentions, plans, estimates, objectives, or projections relating to the future. Such statements can be identified by the use of forward-looking terminology such as “objectives,” “goals,” “preliminary,” “range,” “believes,” “expects,” “may,” “estimates,” “will,” “should,” “plans,” or “anticipates” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. The Company cautions that any such forward-looking statements are not guarantees of future performance and may involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of various factors. Among the factors that significantly impact our business are: the cyclicality of our business; the highly competitive, volatile, and fragmented metals industry in which we operate; the impact of geopolitical events; fluctuating metal prices; our indebtedness and the covenants in instruments governing such indebtedness; the integration of acquired operations; regulatory and other operational risks associated with our operations located inside and outside of the United States; the influence of a single investor group over our policies and procedures; work stoppages; obligations under certain employee retirement benefit plans; currency fluctuations; and consolidation in the metals industry. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth above and those set forth under “Risk Factors” in our most recent annual report on Form 10-K for the year ended December 31, 2024, and in our other filings with the Securities and Exchange Commission. Moreover, we caution against placing undue reliance on these statements, which speak only as of the date they were made. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events or circumstances, new information or otherwise. Non-GAAP Measures Certain measures contained in these slides or the related presentation are not measures calculated in accordance with generally accepted accounting principles (“GAAP”). They should not be considered a replacement for GAAP results. Non-GAAP financial measures appearing in these slides are identified in the footnotes. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is included in the Appendix.

Generated second quarter revenue of $1.17 billion, in-line with guidance, with average selling prices up 2.8% and tons shipped up fractionally compared to the prior quarter Generated net income attributable to Ryerson Holding Corporation of $1.9 million, or diluted income per share of $0.06, and Adjusted EBITDA, excluding LIFO1 of $45.0 million Ended the second quarter with debt of $510 million and net debt2 of $479 million, compared to $498 million and $464 million, respectively, as of the end of the first quarter Gained market share3 while also increasing transactional business mix for the fifth consecutive quarter, partially offsetting recessed contractual business Declared a third-quarter 2025 dividend of $0.1875 per share Q2 2025 Highlights 1For EBITDA, Adjusted EBITDA and Adj EBITDA excluding LIFO please see Appendix; 2Net Debt is defined as Long Term Debt plus Short-Term Debt less Cash and Cash Equivalents and excludes Restricted Cash 3North American Industry shipments declined by 2.1% in the second quarter (per the Metals Service Center Institute) while Ryerson North American shipments declined by 1.2%, implying Ryerson market share growth

Commodity prices since Dec. 2017 1Sources: Bloomberg: prices through July 28, 2025; US Industrial Production MoM and US ISM Purchasing Managers Index from Trading Economics Macro & commodities Futures

SEQUENTIAL END-MARKET TRENDS

RYERSON

Q2 2025 QoQ volume change		2024 Sales Mix[1]
↓	Metal Fab and Machine Shop	23%
↓	Industrial Equipment	16%
↓	Commercial Ground Transportation	18%
↑	Food & Ag	9%
↑	Consumer Durable	9%
↓	Construction Equipment	9%
→	HVAC	8%
↑	Oil & Gas	4%

Commentary

Ryerson's Q2 shipments reflected relative strength among customers in our consumer durable sector, specifically in appliances and recreational vehicles, and among some of our customers in the HVAC sector on a QoQ volume basis. This was partially offset by weakness in construction and commercial ground transportation.

Additionally, Ryerson grew North American market share in the second quarter compared to the industry as measured by the MSCI[2], with particular growth in carbon long, carbon plate, and stainless long products.

[1]2024 Sales Mix by tons excludes Other industry sectors which represent approximately 4% of Ryerson sales mix; Sales Mix based on 2024 results as disclosed in Ryerson's Annual Report on Form 10-K for the year ended December 31, 2024 [2]MSCI = Metals Service Center Industry

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1Net Income attributable to Ryerson Holding Corporation; 2Diluted EPS of $0.03 represents the midpoint of our $0.00 –$0.06 guidance range. See Ryerson’s 8-K filed on July 29, 2025 Net sales Net Income1 Adj. EBITDA, excl. LIFO $1.14 - 1.18B $0 – 2M $40 - 45M Third quarter guidance assumes: Shipments between down 2 and 4% as we expect the demand environment will remain challenged by continued uncertainty across many of our large end-markets and also be impacted by normal seasonality patterns Average selling prices increase 1 to 3% as we expect that the pricing environment will remain supportive Diluted Earnings (loss) per Share Q3 2025 Guidance 2

1LTM Free Cash Flow Yield is calculated based on Last Twelve Months free cash flow divided by period-end market capitalization. LTM Free Cash Flow of $137.3M and market cap on 6/30/25 of $694.5 Capital Investment Expense Management Compared to Q1 2025 Inventory Days of Supply Cash Conversion Cycle 74 66 Asset Management Cash Flow Invested in processing capabilities and maintenance projects Operating cash flow generation was driven by normalization of accounts receivable, partly offset by modest inventory replacement Ryerson continued to exhibit strong working capital management in the second quarter Cash Generated by Operating Activities LTM Free Cash Flow Yield1 $23.8 19.8% Q2 2025 Investment FY 2025E $10M $50M Expense Expense/Sales +$1.5M -40bps Expenses increased by $1.5M, or 0.7% quarter-over-quarter with one additional business day, but decreased both as a percentage of revenue and on a per ton basis Q2 2025 performance metrics

A reconciliation of Net Debt as well as other non-GAAP financial measures to comparable GAAP measures is included in the Appendix. See Ryerson’s 8-K filed on July 29, 2025. Net Leverage of 4.4x in Q2 ’25 above target range of 0.5x to 2.0x Global liquidity remained strong at $485 in Q2 compared to $490M in Q1 Capital Management Liquidity & Net Debt Cash and Cash Equivalents Foreign Availability North American Availability 8

LTM1 free cash flow generation CAPEX DIVIDENDS BUYBACKS M&A Supports key pillars of Capital Allocation Capital allocation plan 1LTM is Last Twelve Months $50M in ’25E Normalization   Operationalization Quarterly dividend/share $0.1875 for Q3 ’25 Highly selective toward M&A opportunities Prioritizing de-levering over share repurchases CAPEX M&A DIVIDENDS BUYBACKS 9

Q2 2025 key financial metrics 1 Net income attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in the Appendix. See Ryerson’s 8-K filed on July 29, 2025. Net Sales Gross Margin Net Income1  Diluted Earnings per Share Debt $1.17B 17.9% $1.9M $0.06 $510M +3.0% QoQ (10) bps QoQ +$7.5M QoQ +$0.24 QoQ +$12M QoQ Tons Shipped Gross Margin, excl. LIFO Adj. EBITDA  excl. LIFO Adjusted Diluted Earnings per Share Net Debt 501k 19.0% $45.0M $0.08 $479M +0.2% QoQ +40 bps QoQ +$12.2M QoQ +$0.26 QoQ +$15M QoQ 10

Diversified (metals mix, ~40k customers, ~75k products) Availability, speed, ease, consistency Hundreds of “virtual” locations 24/7 e-commerce Digitalized customer experience Building the value chain of the future Intelligent Network

Appendix

Quarterly financial highlights *Net Income (Loss) attributable to Ryerson Holding Corporation; A reconciliation of non-GAAP financial measures to the comparable GAAP measure is included in this Appendix Average Selling Price Per Ton Tons Sold (000’s) Net Income (Loss) & Adj. EBITDA excl. LIFO

Non-GAAP Reconciliation: Adjusted EBITDA, excl. LIFO 15

Non-GAAP Reconciliation: Adjusted Net Income (loss) 16

Non-GAAP Reconciliation: leverage ratio and Free cash flow 17

Non-GAAP Reconciliation 18

Ryerson.com 3.0 - NextGen ECommerce Investing in digitalization to improve the customer experience 19

University Park – New CS&W HQ 900,000 sq ft facility Significant automation and technological enhancements Investing IN the Business West Shelbyville expansion State-of-the-art cut-to-length line (CTL) and automated storage and retrieval system for sheet products Centralia Pacific NW 214,000 sq ft facility Advanced processing capabilities for sheet, plate, and long products Ryerson.com 3.0 Hub targeting transactional sales Atlanta Tube Laser Center Expanded tube processing facility ERP Integration Progress Opened cross-selling opportunities       20

BRIGHT METALS CONSTELLATION STRATEGY

RYERSON

	2017	2021	2023	Q4 2024
	Guy Metals	Specialty Metals Processing	TSA Processing	Shelbyville, KY Service Center
				
Type	• Value-Add	• Value-Add	• Value-Add	• Distribution
Process	• Polishing	• Finishing	• Tolling	• Cut-to-length
Markets	• Food • Dairy • Pharmaceutical • Beverage	• Aerospace & Defense • Medical • Nuclear	• Oil & Gas • Construction • Ships • Water treatment	• Metal Fab • Machinery Equipment • Ground Transport

Shelbyville, KY expansion

Target IRR = ~35%



1 – 4 hours away from 4 major Aluminum and Stainless producers
7 - 9 hours away from 3 major Aluminum and Stainless producers
NAS Ghent
Arconic IN
Commonwealth Aluminum
RYI Shelbyville
Arconic TN
Texarkana Aluminum
Aluminum Dynamics
OTK Calvert

- Strategy is to achieve non-ferrous franchise growth driven by Bright Metals Sheet Products Hub and greater service offering from acquisitions and capex investments

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Enhancing our bright metals franchise to support transactional market share growth at a lower cost to serve Shelbyville is flat roll processing hub strategically located near the majority of stainless and aluminum mill supply capacity and serves multiple geographies in our network Completed building expansion, infrastructure upgrades, installation of a state-of-the-art automated storage and retrieval system, cut to length line and sheet packaging system Re-engineered existing layout for improved ergonomics and throughput 2019 2025 Shelbyville Project Project Highlights $M Investment $40 NPV $51 IRR 35%

Next Phase Target sequence PHASE 1 PHASE 2 PHASE 3 Invest in modernization and automation/ cure legacy investment deficit Integrate North American service center network through common digital and ERP platforms Optimize network to increase operating leverage and improve the customer experience De-lever high-yield debt Monetize legacy assets Re-orient focus toward public shareholders Gain market share vs MSCI1  Margin accretion led by value-add and transactional sales growth, and supply chain and cost to serve efficiencies Next phase targets $350 - $400M thru-the-cycle adjusted EBITDA 1MSCI = Metals Service Center Institute, the industry benchmark for volume market share 23

10 Year progress Net PP&E Book Value of Equity Pension Liability Net Debt2 Improved Operating Model Balance Sheet Transformation Improved Capital Allocation 1For EBITDA, Adjusted EBITDA and Adj EBITDA excluding LIFO please see Ryerson’s 8-K filed on February 20, 2025; 10-year view represents 2015 - 2024; 2Net debt is defined as long term debt plus short term debt less cash and cash equivalents and excludes restricted cash Adj. EBITDA ex. LIFO1 10-Year Total $2.9B Annual Average $288M Cash from Operations 10-Year Total $1.9B Annual Average $192M 10-Year Total Investment Capex $567M Acquisitions $482M 10-Year Total Shareholder Return Dividends $76M Repurchase $217M Share Repurchases 2021- 2024 Shares Bought (8M) Shares at IPO 32M Shares at YE ’24 32M ; ▼$731M ▼$224M ▲$209M ▲$950M ▲$29.5/share